Exhibit 99.1

HEMOSPHERE, INC.

Eden Prairie, Minnesota

FINANCIAL STATEMENTS

Including Independent Auditors’ Report

As of and for the years ended December 31, 2011 and 2010

HEMOSPHERE, INC.

INDEPENDENT AUDITORS’ REPORT

Stockholders and Board of Directors

Hemosphere, Inc.

Eden Prairie, Minnesota

We have audited the accompanying balance sheets of Hemosphere, Inc. as of December 31, 2011 and 2010 and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hemosphere, Inc. as of December 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Minneapolis, Minnesota

April 30, 2012

/s/ Baker Tilly Virchow Krause, LLP

HEMOSPHERE, INC.

BALANCE SHEETS

As of December 31, 2011 and 2010

	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,314,593	$6,569,971
Accounts receivable, net of reserve of $28,000 and $2,900 as of December 31, 2011 and 2010, respectively	587,801	660,555
Inventories, net	587,425	554,095
Other receivable	117,375	—
Other receivable - government grant	—	157,131
Interest receivable	200	525
Prepaid insurance and other current assets	31,861	96,272

Total Current Assets	5,639,255	8,038,549

PROPERTY AND EQUIPMENT, NET	100,016	168,400

OTHER ASSETS
Rent deposit	9,250	9,250

TOTAL ASSETS	$5,748,521	$8,216,199

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$307,272	$224,690
Accrued expenses	290,725	344,780
Deferred rent	14,885	21,818

Total Current Liabilities	612,882	591,288

STOCKHOLDERS’ EQUITY
Series A-1 convertible preferred stock, $.01 par value, 12,000,000 shares authorized, 11,684,134 shares issued and outstanding as of both December 31, 2011 and 2010, liquidation preference of $9,347,307 as of both December 31, 2011 and 2010	116,841	116,841
Series A-2 convertible preferred stock, $.01 par value, 5,202,254 shares authorized, 5,178,236 shares issued and outstanding as of both December 31, 2011 and 2010, liquidation preference of $7,000,000 as of both December 31, 2011 and 2010	51,782	51,782
Series Z non-convertible preferred stock, $.01 par value, 3,250,000 shares authorized, 3,242,134 shares issued and outstanding as of both December 31, 2011 and 2010, liquidation preference of $3,242,134 as of both December 31, 2011 and 2010	32,421	32,421
Common stock, $.01 par value, 21,000,000 authorized, 1,060,429 and 1,053,629 shares issued and outstanding as of both December 31, 2011 and 2010, respectively	10,604	10,536
Additional paid-in capital	33,023,781	32,985,087
Accumulated deficit	(28,099,790)	(25,571,756)

Total Stockholders’ Equity	5,135,639	7,624,911

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,748,521	$8,216,199

See accompanying notes to financial statements.

HEMOSPHERE, INC.

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2011 and 2010

	2011	2010

REVENUES	$5,250,977	$5,023,378

COST OF GOODS SOLD	1,806,375	1,840,384

Gross Margin	3,444,602	3,182,994

OPERATING EXPENSES
Research and development, net of government grant of $157,131 for the year ended December 31, 2010	488,502	533,282
Clinical and regulatory	183,244	207,892
General and administrative	1,731,050	1,914,569
Sales and marketing	3,576,124	3,807,457

Total Operating Expenses	5,978,920	6,463,200

Operating Loss	(2,534,318)	(3,280,206)

OTHER INCOME
Interest income	3,154	4,842
Other income	3,130	—

Total Other Income	6,284	4,842

NET LOSS	$(2,528,034)	$(3,275,364)

See accompanying notes to financial statements.

HEMOSPHERE, INC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2011 and 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,528,034)	$(3,275,364)
Adjustments to reconcile net loss to net cash flows from operating activities
Depreciation and amortization	99,204	100,282
Stock-based compensation expense	38,422	141,559
Change in allowance for doubtful accounts	25,100	—
Changes in operating assets and liabilities
Accounts receivable	47,654	(188,456)
Inventory	(33,330)	(38,801)
Other receivable	39,756	(157,131)
Interest receivable	325	(453)
Prepaid insurance and other current assets	64,411	(28,598)
Accounts payable	82,582	77,863
Accrued expenses	(54,055)	63,471
Deferred rent	(6,933)	(4,684)

Net Cash Flows from Operating Activities	(2,224,898)	(3,310,312)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(30,820)	(76,814)

Net Cash Flows from Investing Activities	(30,820)	(76,814)

CASH FLOWS FROM FINANCING ACTIVITIES
Exercise of stock options	340	25,151
Issuance of Series A-1 convertible Preferred Stock	—	9,084,158
Common stock redemption	—	(18,262)

Net Cash Flows from Financing Activities	340	9,091,047

Net Change in Cash and Cash Equivalents	(2,255,378)	5,703,921

CASH AND CASH EQUIVALENTS - Beginning of Year	6,569,971	866,050

CASH AND CASH EQUIVALENTS - END OF YEAR	$4,314,593	$6,569,971

See accompanying notes to financial statements.

HEMOSPHERE, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2011 and 2010

	Series A-1 Convertible Preferred Shares		Series A-2 Convertible Preferred Shares		Series Z Convertible Preferred Shares		Series A Convertible Preferred Shares		Series B Convertible Preferred Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

BALANCES, December 31, 2009	—	$—	—	$—	—	$—	500,000	$5,000	1,767,666	$17,677

Exercise of stock options	—	—	—	—	—	—	—	—	—	—

Proceeds from Series A-1 convertible preferred stock raise, net of offereing costs of $263,149	11,684,134	116,841	—	—	—	—	—	—	—	—

Conversion of Common stock (at a rate of $0.1550511)	—	—	—	—	—	—	—	—	—	—

Conversion of Series A, B, and D convertible preferred stock shares for Series A-2 convertible preferred stock (converted at $0.6080312)	—	—	5,178,236	51,782	—	—	(452,913)	(4,529)	(922,260)	(9,223)

Conversion of Series A,B, and D convertible preferred stock shares into common stock (converted at $0.1550511)	—	—	—	—	—	—	(47,087)	(471)	(845,406)	(8,454)

Conversion of Series C-1 convertible preferred stock shares into common stock (converted at $0.1550511)	—	—	—	—	—	—	—	—	—	—
Issueance of Series Z non-convertible preferred stock	—	—	—	—	3,242,134	32,421	—	—	—	—
Redemption of common stock	—	—	—	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—
Net Loss for 2010	—	—	—	—	—	—	—	—	—	—

BALANCES, December 31, 2010	11,684,134	116,841	5,178,236	51,782	3,242,134	32,421	—	—	—	—

Exercise of stock options	—	—	—	—	—	—	—	—	—	—

Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—

Net Loss for 2011	—	—	—	—	—	—	—	—	—	—

BALANCES, December 31, 2011	11,684,134	$116,841	5,178,236	$51,782	3,242,134	$32,421	—	$—	—	$—

	Series C-1 Convertible Preferred Shares		Series D Convertible Preferred Shares		Common Shares		Additional paid-in Capital	Accumulated Deficit	Total Shareholders Equity’
	Shares	Amount	Shares	Amount	Shares	Amount

BALANCES, December 31, 2009	712,589	$7,126	8,122,291	$81,223	986,017	$9,860	$23,843,175	$(22,296,392)	$1,667,669

Exercise of stock options	—	—	—	—	503,020	5,030	20,121	—	25,151

Proceeds from Series A-1 convertible preferred stock raise, net of offereing costs of $263,149	—	—	—	—	—	—	8,967,317	—	9,084,158

Conversion of Common stock (at a rate of $0.1550511)	—	—	—	—	(833,134)	(8,331)	8,331	—	—

Conversion of Series A, B, and D convertible preferred stock shares for Series A-2 convertible preferred stock (converted at $0.6080312)	—	—	(7,141,228)	(71,412)	—	—	33,382	—	—

Conversion of Series A,B, and D convertible preferred stock shares into common stock (converted at $0.1550511)	—	—	(981,063)	(9,811)	290,497	2,905	15,831	—	—

Conversion of Series C-1 convertible preferred stock shares into common stock (converted at $0.1550511)	(712,589)	(7,126)	—	—	110,488	1,105	6,021	—	—
Issueance of Series Z non-convertible preferred stock	—	—	—	—	—	—	(32,421)	—	—
Redemption of common stock	—	—	—	—	(3,259)	(33)	(18,229)	—	(18,262)
Stock-based compensation expense	—	—	—	—	—	—	141,559	—	141,559
Net Loss for 2010	—	—	—	—	—	—	—	(3,275,364)	(3,275,364)

BALANCES, December 31, 2010	—	—	—	—	1,053,629	10,536	32,985,087	(25,571,756)	7,624,911

Exercise of stock options	—	—	—	—	6,800	68	272	—	340

Stock-based compensation expense	—	—	—	—	—	—	38,422	—	38,422

Net Loss for 2011	—	—	—	—	—	—	—	(2,528,034)	(2,528,034)

BALANCES, December 31, 2011	—	$—	—	$—	1,060,429	$10,604	$33,023,781	$(28,099,790)	$5,135,639

See accompanying notes to financial statements.

HEMOSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2011 and 2010

NOTE 1 - Summary of Significant Accounting Policies

Nature of Operations

Hemosphere, Inc. (the Company) was formed in the State of Washington on October 26, 1998 and operated as a virtual company until 2002. The Company was formally known as GRAFTcath, Inc. On November 25, 2003 the Company was reorganized and became a Delaware Corporation. The Company was formed to develop, test, manufacture and market a Class III 510(k) medical device referred to as Hemodialysis Reliable Outflow (HeROTM). This vascular access device is the only fully subcutaneous arterial venous access solution clinically proven to maintain long-term access for kidney hemodialysis patients with venous outflow obstruction.

During 2008, Hemosphere, Inc. transitioned from a development stage company to a fully operational company and began commercial operations, manufacturing, marketing and selling the HeRO Class III medical device. Commercial sales of the device were initiated after the U.S. Food and Drug Administration (FDA) approved the Company’s 510(k) application for the HeRO product on January 30, 2008. The Company first reported revenue in April 2008. Prior to the FDA approval, the Company had focused exclusively on the development and clinical trials for the HeRO.

Cash and Cash Equivalents

The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits. The Company defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Company’s money market funds classified as cash equivalents are Level I fair value financial instruments.

Accounts Receivable

The Company grants credit to customers in the normal course of business and generally does not require collateral or any other security to support amounts due. Customer accounts with balances outstanding longer than the contractual terms are considered past due. The Company records accounts receivable at the original invoice amount less an estimate made for doubtful receivables based on periodic reviews of all outstanding amounts. The Company determines the need for an allowance for doubtful accounts by considering a number of factors, including the length of time accounts receivables are past due, customer financial condition and ability to pay the obligation, historical and expected credit loss experience, and the condition of the general economy and the industry as a whole. It is the Company’s policy to write off accounts receivable when deemed uncollectible. The allowance for doubtful accounts was $28,000 and $2,900 as of December 31, 2011 and 2010, respectively.

Inventories

Inventories consist of materials and parts and are recorded at the lower of cost using the first-in, first-out (FIFO) method or market. The Company provides for obsolete, slow moving or excess inventories in the period when obsolescence or inventory in excess of expected demand is first identified.

HEMOSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2011 and 2010

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Inventories are comprised of the following as of December 31:

	2011	2010

Raw materials	$166,097	$231,972
Work-in-process	170,957	140,978
Finished goods	250,371	181,145

Total inventories, net	$587,425	$554,095

Property and Equipment

Property and equipment are recorded at cost and are being depreciated over estimated useful lives of three to five years, using the straight-line method. Leasehold improvements are amortized over the shorter of the estimated useful lives or the remaining lease term. Maintenance, repairs and minor renewals are expensed when incurred.

Impairment of Long-Lived Assets

The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset’s carrying amount. The amount of impairment loss recorded will be measured as the amount by which the carrying value of the assets exceeds the fair value of the assets. To date, the Company believes that no impairment of long-lived assets exists.

Income Taxes

The Company uses the liability method of calculating deferred taxes in which it estimates future tax consequences resulting from differences in the financial reporting and tax basis of assets and liabilities. The Company has recorded a full valuation allowance against the net deferred tax assets due to the uncertainty of realizing the related tax benefits.

Revenue Recognition

The Company sells its products directly to hospitals. During both 2011 and 2010, sales were concentrated in nine sales territories within the United States. The Company recognizes revenue as products are shipped based on FOB shipping point terms when title passes to customers. The Company negotiates credit terms on a customer-by-customer basis and products are shipped at an agreed-upon price. The Company presents taxes imposed on revenue producing transactions, if any, on a net basis.

Shipping and Handling Costs

The Company includes shipping and handling costs net of shipping and handling revenue in cost of goods sold.

Advertising Cost

Advertising costs, which include trade show, marketing and promotional materials, brochures, website development and external training and education costs, are expensed as incurred. Advertising expense was $337,862 and $312,361 for the years ended December 31, 2011 and 2010, respectively.

HEMOSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2011 and 2010

NOTE 1 - Summary of Significant Accounting Policies (cont.)

Leases and Deferred Rent

The Company leases all office, warehouse and production space. Leases are evaluated and accounted for as other operating or capital leases for financial reporting purposes. As of December 31, 2011 and 2010, all leases were accounted for as operating leases. For leases that contain rent escalations, the Company records the total rent payable during the lease term, as determined above, on a straight-line basis over the term of the lease and records the difference between the rents paid and the straight-line rent as deferred rent.

Research and Development Costs

Research and development costs are charged to expense as incurred.

Stock-based Compensation

The Company has a stock option plan which provides for the granting of incentive and nonqualified stock options to employees, directors, and consultants. The Company measures the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and recognizes the cost over the period the employee is required to provide services for the award (based on the Black- Scholes pricing model). Compensation cost is recognized ratably using the straight-line attribution method over the expected vesting period, which is considered to be the requisite service period. The Company estimates the amount of expected forfeitures when calculating the compensation costs instead of accounting for forfeitures as incurred. All options previously awarded were classified as equity instruments and continue to maintain their equity classification.

Management’s Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

HEMOSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2011 and 2010

NOTE 2 - Property and Equipment

Property and equipment consisted of the following as of December 31:

	2011	2010

Production equipment	$150,244	$141,545
Office furniture & equipment	231,707	215,536
Laboratory equipment	79,969	79,969
Software	51,272	51,272
Leasehold improvements	43,394	37,444

Total property and equipment	556,586	525,766
Less: accumulated depreciation and amortization	(456,570)	(357,366)

Net property and equipment	$100,016	$168,400

Depreciation and amortization expense on property and equipment was $99,204 and $100,282 for the years ended December 31, 2011 and 2010, respectively.

NOTE 3 - Loan Agreement

In September 2004, the Company entered into a loan and security agreement with Lighthouse Capital Partners V, L.P. Under the agreement, Lighthouse Capital Partners V, L.P committed to advancing the Company up to $2,000,000 through December 31, 2005 with interest at the prime rate plus 2%. At December 31, 2005, no advances had been made and the agreement expired.

As part of the agreement, Lighthouse Capital Partners IV and V, L.P. each received seven-year warrants to purchase 7,685 shares along with an additional number of shares equal to 1.5% of the aggregate advances, divided by the purchase price of $3.258772. As of December 31, 2010, there is no value assigned to these warrants. These warrants expired in September 2011.

NOTE 4 - Commitments and Contingencies

Operating Lease

The Company leases office space under an operating lease that expires in July 2013. Under the terms of the lease, the Company is required to pay base rent plus a pro rata share of operating costs each month. The monthly base rent increases over the term of the lease, with monthly payments ranging from $3,305 to $6,618.

Total rent expense under this agreement was $69,578 and $69,766 for the years ended December 31, 2011 and 2010, respectively.

Future minimum lease payments for the years ending December 31 is as follows:

2012	$79,024
2013	46,324

Total	$125,348

HEMOSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2011 and 2010

NOTE 4 - Commitments and Contingencies (cont.)

Concentration of Revenue

All of the Company’s revenue is the result of sales of its one product, HeRO, in the United States.

Vendor Concentrations

During the year ended December 31, 2011, there was one vendor that represented approximately 16% of purchases. During the year ended December 31, 2010, there were no vendors that represented more than 10% of purchases.

Employment Agreement

In September 2004, the Company entered into an employment agreement with its Chief Executive Officer (CEO) for an initial term of two years. The agreement was automatically renewable for additional years and was renewed each year. The agreement required annual compensation as defined in the agreement. In addition, the agreement provided for an annual bonus of up to 20% of the annual salary and was determined by the board based on the achievement of qualitative and quantitative objectives established by the board. If the agreement was terminated without cause, the Company was required to pay the CEO’s current salary for twelve months after the termination date. The agreement restricted the Company’s CEO from competing with the Company for a period of one year after termination of employment. After the voluntary termination of the Company’s prior CEO in June 2010, the employment agreement was terminated.

In May 2010, the Company entered into an employment agreement with its current CEO. The agreement requires annual compensation as defined in the agreement. In addition, the agreement provides for an annual bonus of up to 30% of the annual salary and is determined by the board of directors based on the achievement of qualitative and quantitative objectives established by the board. If the agreement is terminated without cause, the Company is required to pay the CEO’s current salary for twelve months after termination date. The agreement restricts the Company’s CEO from competing with the Company for a period of one year after termination of employment.

Retirement Plan

The Company maintains a 401(k) retirement plan for its employees. Under the plan, eligible employees can contribute a percentage of their compensation. The Company may also make discretionary contributions. The Company did not make any contributions for the years ended December 31, 2011 and 2010.

NOTE 5 - Stockholders’ Equity

Stock Options

The Company’s 2003 Stock Option Plan (the Plan), as amended, provides for the issuance of up to 2,450,389 shares of common stock to officers, directors and employees and consultants of the Company. Shares may be granted at prices as determined by the Board of Directors. Stock options, stock appreciation rights, restricted stock and other stock and cash awards may be granted under the Plan. In general, options vest over a period of approximately four years and expire eight to ten years from the date of grant.

HEMOSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2011 and 2010

NOTE 5 - Stockholders’ Equity (cont.)

Upon execution of the Series A-1 Preferred Stock financing during 2010, the number of shares available for grant under the Plan was increased to 3,068,951. The Company issues new shares upon the exercise of options.

The Company’s stock option activity is summarized as follows:

	Number of Options	Weighted Average Exercise Price
Options outstanding - December 31, 2009	1,822,784	0.68
Revalued - cancelled	(1,822,784)	0.68
Revalued - reissued	1,275,420	0.05
Granted	1,209,000	0.05
Exercised	(503,020)	0.05
Forfeited	(405,000)	0.05

Options outstanding - December 31, 2010	1,576,400	0.05
Granted	242,800	0.05
Exercised	(6,800)	0.05
Forfeited	(197,000)	0.05

Options outstanding - December 31, 2011	1,615,400	0.05

Options exercisable - December 31, 2011	539,730	$0.05

Fair value of options granted during the year ended December 31, 2011		$0.0288

Fair value of options granted during the year ended December 31, 2010		$0.0290

The weighted average remaining contractual life of outstanding options as of December 31, 2011 is 8.58 years. There was no intrinsic value of options outstanding and exercisable as of December 31, 2011. There was no intrinsic value of options exercised during the years ended December 31, 2011 and 2010.

The Company recorded $290 and $4,969 of stock-based compensation costs in the accompanying statements of operations for the years ended December 31, 2011 and 2010, respectively, for options issued to non-employees.

In June 2008, as a result of an independent valuation, the Board of Directors of the Company approved a change in the exercise price for certain options previously issued by the Company. The additional stock-based compensation expense resulting from this change was calculated as the difference in the fair value of the vested shares immediately before and after the revaluation.

In May 2010, as a result of an internal valuation, the Board of Directors of the Company approved a change in the exercise price for all options previously issued by the Company. The Company recorded additional stock-based compensation expense resulting from this change for the year ended December 31, 2010 for vested shares. This expense was calculated as the difference in the fair value of the vested shares immediately before and after the revaluation. The total stock-based compensation expense related to stock options modified was $1,101 and $16,174 for the years ended December 31, 2011 and 2010, respectively.

HEMOSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2011 and 2010

NOTE 5 - Stockholders’ Equity (cont.)

Assumptions for determining the fair values are as follows:

	2011	2010
Risk free interest rate	1.9% - 2.6%	0.6% - 2.375%
Expected life of options granted	6 - 6.25 years	6 years
Expected volatility	60%	60%
Expected dividend yield	0%	0%

As of December 31, 2011, there was $42,754 total unrecognized stock-based compensation expense related to the outstanding stock options, which is expected to be recognized over a weighted average period of 2.42 years.

The Company calculates expected volatility for stock options and awards using the average volatility of our peer competitors. The Company uses historical Company and industry data along with implied data to estimate the expected option life and the expected dividend yield. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury rate at the time of grant. Based upon the lack of history, the Company estimates a forfeiture rate upon the granting of options which it considers to be a reasonable indicator of future performance in the opinion of management.

Series A-1 and Series A-2 Convertible Preferred Stock and Series Z Non-Convertible Preferred Stock

On March 11, 2010 and March 19, 2010, the Company sold an aggregate of 11,684,134 shares of Series A-1 Convertible Preferred Stock, $.01 par value per share, at a price of $.80 per share, for a total gross purchase price of $9,347,307. Immediately prior to the first closing of the Series A-1 financing, the Company completed a merger in which all prior shares of Series A, B and D Convertible Preferred Stock were converted either into shares of Series A-2 Convertible Preferred Stock, $.01 par value per share and Series Z Non-Convertible Preferred Stock, $.01 par value per share, or into shares of Common Stock, depending on whether the holder of such shares purchased their pro rata allocation of Series A-1 Preferred Stock in the Series A-1 financing. Following completion of the merger and the Series A-1 financing, the Company’s outstanding capital stock consisted of 11,684,134 shares of Series A-1 Convertible Preferred Stock, 5,178,236 shares of Series A-2 Convertible Preferred Stock, 3,242,134 shares of Series Z Non-Convertible Preferred Stock and 553,868 shares of Common Stock. Liquidation preferences on preferred shares outstanding as of December 31, 2010 and 2009 have been revised as a result of the sale of the Series A-1 Convertible Preferred Stock.

The Series A-1 and Series A-2 Convertible Preferred Stockholders are entitled to $0.064 per share annual dividends. In connection with the Series A-1 Convertible Preferred Stock financing, all dividends previously accrued were forfeited.

Series A-1 and Series A-2 Convertible Preferred Stockholders can vote on all matters submitted to the stockholders and have the number of votes equal to the number of common shares into which their Series A-1 and Series A-2 Convertible Preferred Stock can be converted. The current conversion rate for both Series A-1 and Series A-2 Convertible Preferred Stock is one share of Common Stock for every share of Convertible Preferred Stock outstanding. The Series Z Non-Convertible Preferred Stock does not carry voting rights.

HEMOSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2011 and 2010

NOTE 5 - Stockholders’ Equity (cont.)

Upon completion of the closing, all stockholders who participated in the Series A-1 Convertible Preferred Stock offering had their shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock and Common Stock converted into Series A-2 shares at a conversion rate of $0.6080312 per share. The remaining shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock and Common Stock related to stockholders who did not participate in the Series A-1 Convertible Preferred Stock offering were converted to Common Stock at a conversion rate of $0.1550511 per share. In addition, all Series C-1 Convertible Preferred Stock was converted to Common Stock at a conversion rate of $0.1550511 per share.

Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock were originally entitled to 6% annual dividends. In connection with the Series D Convertible Preferred Stock financing in 2007 and 2008, all dividends previously accrued were forfeited and no dividends accrue on any class or series of capital stock.

Series A Convertible Preferred Stockholders could vote on all matters submitted to the stockholders and had the number of votes equal to the number of common shares into which their Series A Convertible Preferred Stock could be converted. The conversion rate was one share of Common Stock for every share of Series A Convertible Preferred Stock.

The holders of Series A Convertible Preferred Stock were entitled to certain liquidation preferences. As discussed above, these shares converted to either Series A-2 Convertible Preferred Stock or Common Stock upon the closing of the Series A-1 Convertible Preferred Stock offering in March 2010.

Series B Convertible Preferred Stock

The Series B Convertible Preferred Stock were originally entitled to 6% annual dividends. In connection with the Series D Convertible Preferred Stock financing in 2007 and 2008, all dividends previously accrued were forfeited and no dividends accrue on any class or series of capital stock.

Series B Convertible Preferred Stockholders could vote on all matters submitted to the stockholders and had the number of votes equal to the number of common shares into which their Series B Convertible Preferred Stock could be converted. The conversion rate was 1.5493 shares of Common Stock for every share of Series B Convertible Preferred Stock.

The holders of Series B Convertible Preferred Stock were entitled to certain liquidation preferences. As discussed above, these shares converted to either Series A-2 Convertible Preferred Stock or Common Stock upon the closing of the Series A-1 Convertible Preferred Stock offering in March 2010.

Series C-1 Convertible Preferred Stock

On May 12, 2006, the Company entered into a Securities Purchase Agreement with Boston Scientific Corporation (BSC) whereby BSC purchased 712,589 shares of $.01 par value Series C-1 Preferred Stock for an aggregate purchase price of $6,000,000, a portion of which was paid to the Company under the Convertible Secured Promissory Note dated February 8, 2006. The Company received net proceeds of $5,641,234.

HEMOSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2011 and 2010

NOTE 5 - Stockholders’ Equity (cont.)

Series C-1 Convertible Preferred Stockholders could vote on all matters submitted to the stockholders and had the number of votes equal to the number of common shares into which their Series C-1 Convertible Preferred Stock could be converted. The conversion rate was 2.1364 shares of Common Stock for every share of Series C-1 Convertible Preferred Stock.

As discussed above, these shares converted to Common Stock upon the closing of the Series A-1 Convertible Preferred Stock offering in March 2010.

Series D Convertible Preferred Stock

On November 28, 2007, the Company entered into a Securities Purchase Agreement with certain investors whereby investors purchased 2,030,573 shares of $.01 Series D Convertible Preferred Stock for an aggregate purchase price of $2,966,667. The Company received net proceeds of $2,750,548.

On February 25, 2008, the Company completed the second closing of the Series D Convertible Preferred Stock Securities Purchase Agreement. The second closing occurred immediately following the Company having obtained 510(k) approval on the HeRO device from the FDA. Investors purchased 6,091,718 shares at $0.01 of Series D Convertible Preferred Stock for an aggregate purchase price of $8,900,000. The Company received net proceeds of $8,894,234.

Series D Convertible Preferred Stockholders could vote on all matters submitted to the stockholders and had the number of votes equal to the number of common shares into which their Series D Convertible Preferred Stock could be converted. The conversion rate was one share of Common Stock for every share of Series D Convertible Preferred Stock.

The holders of Series D Convertible Preferred Stock were entitled to certain liquidation preferences. As discussed above, these shares converted to either Series A-2 Convertible Preferred Stock or Common Stock upon the closing of the Series A-1 Convertible Preferred Stock offering in March 2010.

Liquidation Preferences

Upon completion of the Series A-1 Convertible Preferred Stock financing, in the event of any liquidation, dissolution or winding up on the Company whether voluntary or involuntary, the Series A-1 Convertible Preferred Stockholders shall be entitled to receive, in preference to the holders of the Common Stock, an amount equal to $0.80 per share plus all declared but unpaid dividends on the Series A-1 Convertible Preferred Stock.

The holders of Series A-2 Convertible Preferred Stock will receive, on a pari passu basis with the Series A-1 Stockholders, an aggregate liquidation preference equal to $7,000,000 plus all declared but unpaid dividends on the Series A-2 Convertible Preferred Stock; provided, however, that if the assets and funds available for distribution to the holders of Common Stock are less than $50,000, the Series A-2 liquidation preference will be reduced by the Common Liquidation Preference. The Common Liquidation Preference shall be the positive difference, if any, between $50,000 less the assets and funds available for distribution to the holders of the Common Stock that is remaining after all liquidation preferences are paid.

HEMOSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2011 and 2010

NOTE 5 - Stockholders’ Equity (cont.)

In the event of any liquidation, dissolution or winding up on the company whether voluntary or involuntary, the Series Z Non-Convertible Preferred Stockholders are entitled to receive an aggregate liquidation preference equal to 20% of the amount by which the assets and funds available for distribution by the Company to its stockholders exceed $34,000,000, to a maximum liquidation preference of $3,242,134. No dividends or additional liquidation amounts accrue to the Series Z Non-Convertible Preferred Stockholders.

NOTE 6 - Income Taxes

As of December 31, 2011, the Company had generated federal and state net operating losses (NOL) of approximately $25.4 million and $11.7 million, respectively, which, if not used, will begin to expire in 2022. The Company believes that its ability to fully utilize the existing NOL carryforwards could be restricted on a portion of the NOL by changes in control that may have occurred or may occur in the future and by its ability to generate net income. The Company has not yet conducted a formal study of whether, or to what extent, past changes in control of the Company impairs its NOL carryforwards because the Company is unable to utilize such NOL carryforwards until it achieves profitability.

The Company has recorded a full valuation allowance against its deferred tax assets due to the uncertainty of realizing the related tax benefits.

Components of net deferred income taxes are as follows as of December 31:

	2011	2010
Deferred income tax assets:
Net operating loss carryforwards	$9,392,000	$8,552,000
Start-up costs	484,000	532,000
Other assets	14,000	33,000
Nonqualified stock options	54,000	54,000
Other accruals	19,000	27,000

	9,963,000	9,198,000
Less valuation allowance	(9,963,000)	(9,198,000)

Net deferred income tax assets	$—	$—

The change in the valuation allowance was $765,000 and $1,181,000 for the years ended December 31, 2011 and 2010, respectively.

HEMOSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2011 and 2010

NOTE 6 - Income Taxes (cont.)

The Company has the following net operating loss carryforwards as of December 31, 2011, for income tax purposes:

Year of Expiration	Federal Net Operating Loss	State Net Operating Loss
2022	$243,000	$—
2023	562,000	—
2024	1,108,000	1,082,000
2025	2,153,000	2,158,000
2026	2,941,000	2,946,000
2027	3,368,000	3,373,000
2028	4,145,000	816,000
2029	4,977,000	735,000
2030	3,314,000	367,000
2031	2,573,000	227,000

	$25,384,000	$11,704,000

Income tax computed at the federal statutory rate reconciled to the effective tax rate is as follows for the years ended December 31:

	2011	2010
Federal statutory tax rate benefits	(34.0)	(34.0)
State tax, net of federal benefit	(6.0)	(6.0)
Permanent differences and other	1.1	2.0
Other	8.6	1.9
Change in valuation allowance	30.3	36.1

Effective tax rate	0.0	0.0

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the applicable tax authority.

With few exceptions, the Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for years before 2008. The Company is not currently under examination by any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and any related interest and penalties as income tax expense on the Company’s statement of operations.

HEMOSPHERE, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2011 and 2010

NOTE 7 - Qualified Therapeutic Discovery Program Tax Credit

During the year ended December 31, 2010, the Company was awarded a grant of $157,131 under The Patient Protection and Affordable Care Act of 2010 (PAC). The PAC provided small and mid-sized biotech, pharmaceutical and medical device companies with up to a 50% tax credit for investments in qualified therapeutic discoveries for tax years 2009 and 2010, or a grant for the same amount tax-free. The tax credit/grant program covered research and development costs from 2009 and 2010 for all qualified “therapeutic discovery projects” and was recorded as a reduction of research and development expense in the statement of operations for the year ended December 31, 2010.

NOTE 8 - Severance

On August 31, 2010, the Company implemented a Reduction-In-Force that terminated the employment of thirteen employees. As a result, the Company recorded a total of $345,977 in severance costs during the year ended December 31, 2010 which are included in research and development, general and administrative and sales and marketing expenses in the amounts of $12,756, $243,962 and $89,259, respectively.

The following table reconciles activity for the years ended December 31, 2011 and 2010 for accrued severance expenses:

	2011	2010
Balance, beginning of year	$32,500	$—
Severance payments	(32,500)	(313,477)
Severance incurred during the year	—	345,977

Balance, end of year	$—	$32,500

NOTE 9 - Subsequent Events

The Company has evaluated subsequent events occurring through April 30, 2012, the date on which the financial statements were available to be issued, for events requiring recording or disclosure in the Company’s financial statements. No subsequent events requiring recording or disclosure in these financial statements were identified.

HEMOSPHERE, INC.

Eden Prairie, Minnesota

SUMMARY FINANCIAL STATEMENTS

For the quarterly periods ended March 31, 2012 and March 31, 2011

HEMOSPHERE, INC.

SUMMARY BALANCE SHEETS

As of March 31, 2012 and December 31, 2011

	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,470,922	$4,314,593
Accounts receivable, net of reserve of $27,652 and $28,000 as of March 31, 2012 and December 31, 2011, respectively	760,165	587,801
Inventories, net	495,428	587,425
Other receivable	—	117,375
Interest receivable	207	200
Prepaid insurance and other current assets	81,789	31,861

Total Current Assets	4,808,511	5,639,255
PROPERTY AND EQUIPMENT, NET	82,666	100,016

OTHER ASSETS

Rent deposit	9,250	9,250

TOTAL ASSETS	$4,900,427	$5,748,521

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$103,899	$307,272
Accrued expenses	263,992	290,725
Deferred rent	12,862	14,885

Total Current Liabilities	380,753	612,882

STOCKHOLDERS’ EQUITY
Series A-1 convertible preferred stock, $.01 par value, 12,000,000 shares authorized, 11,684,134 shares issued and outstanding as of both March 31, 2012 and December 31, 2011, liquidation preference of $9,347,307 as of both March 31, 2012 and December 31, 2011	116,841	116,841
Series A-2 convertible preferred stock, $.01 par value, 5,202,254 shares authorized, 5,178,236 shares issued and outstanding as of both March 31, 2012 and December 31, 2011, liquidation preference of $7,000,000 as of both March 31, 2012 and December 31, 2011	51,782	51,782
Series Z non-convertible preferred stock, $.01 par value, 3,250,000 shares authorized, 3,242,134 shares issued and outstanding as of both March 31, 2012 and December 31, 2011, liquidation preference of $3,242,134 as of both March 31, 2012 and December 31, 2011	32,421	32,421
Common stock, $.01 par value, 21,000,000 authorized, 1,060,429 shares issued and outstanding as of both March 31, 2012 and December 31, 2011	10,604	10,604
Additional paid-in capital	33,023,781	33,023,781
Accumulated deficit	(28,715,755)	(28,099,790)

Total Stockholders’ Equity	4,519,674	5,135,639

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,900,427	$5,748,521

See accompanying notes to financial statements.

HEMOSPHERE, INC.

SUMMARY STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2012 and 2011

	Three Months Ended March 31,
	2012	2011

REVENUES	$1,389,342	$1,274,438

COST OF GOODS SOLD	443,237	436,800

Gross Margin	946,105	837,638

OPERATING EXPENSES
Research and development	122,305	69,428
Clinical and regulatory	46,034	48,192
General and administrative	439,345	382,864
Sales and marketing	954,965	714,651

Total Operating Expenses	1,562,649	1,215,135

Operating Loss	(616,544)	(377,497)

OTHER INCOME
Interest income	576	1,310

NET LOSS	$(615,968)	$(376,187)

See accompanying notes to financial statements.

HEMOSPHERE, INC.

SUMMARY STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2012 and 2011

	Three Months Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Cash Flows from Operating Activities	(842,061)	(274,447)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,610)	—

Net Cash Flows from Investing Activities	(1,610)	—

CASH FLOWS FROM FINANCING ACTIVITIES

Exercise of stock options	—	250
Net Cash Flows from Financing Activities	—	250

Net Change in Cash and Cash Equivalents	(843,671)	(274,197)
CASH AND CASH EQUIVALENTS - Beginning of Year	4,314,593	6,569,971

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,470,922	$6,295,774

See accompanying notes to financial statements.

HEMOSPHERE, INC.

NOTES TO SUMMARY FINANCIAL STATEMENTS

For the quarterly period ended March 31, 2012

NOTE 1 - Basis of Presentation

Hemosphere, Inc. (the Company) was formed in the State of Washington on October 26, 1998 and operated as a virtual company until 2002. The Company was formally known as GRAFTcath, Inc. On November 25, 2003 the Company was reorganized and became a Delaware Corporation. The Company was formed to develop, test, manufacture and market a Class III 510(k) medical device referred to as Hemodialysis Reliable Outflow (HeROTM). This vascular access device is the only fully subcutaneous arterial venous access solution clinically proven to maintain long-term access for kidney hemodialysis patients with venous outflow obstruction.

During 2008, Hemosphere, Inc. transitioned from a development stage company to a fully operational company and began commercial operations, manufacturing, marketing and selling the HeRO Class III medical device. Commercial sales of the device were initiated after the U.S. Food and Drug Administration (FDA) approved the Company’s 510(k) application for the HeRO product on January 30, 2008. The Company first reported revenue in April 2008. Prior to the FDA approval, the Company had focused exclusively on the development and clinical trials for the HeRO.

The accompanying summary financial statements include the accounts of Hemosphere. The accompanying Summary Balance Sheet as of December 31, 2011 has been derived from audited financial statements. The accompanying unaudited summary financial statements as of and for the three months ended March 31, 2012 and 2011 are for interim periods and thus do not include all of the information and disclosures required by accounting principles generally accepted in the U.S. for a complete presentation of financial statements. Operating results for the three months ended March 31, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. These summary financial statements should be read in conjunction with the Hemosphere financial statements and notes for the year ended December 31, 2011.

NOTE 2 - Inventories

Inventories consist of materials and parts and are recorded at the lower of cost using the first-in, first-out (FIFO) method or market. The Company provides for obsolete, slow moving or excess inventories in the period when obsolescence or inventory in excess of expected demand is first identified.

Inventories are comprised of the following as of March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011

Raw materials	$180,286	$166,097
Work-in-process	114,420	170,957
Finished goods	200,722	250,371

Total inventories, net	$495,428	$587,425

HEMOSPHERE, INC.

NOTES TO SUMMARY FINANCIAL STATEMENTS

For the quarterly period ended March 31, 2012

NOTE 3 - Loan Agreement

In September 2004, the Company entered into a loan and security agreement with Lighthouse Capital Partners V, L.P. Under the agreement, Lighthouse Capital Partners V, L.P committed to advancing the Company up to $2,000,000 through December 31, 2005 with interest at the prime rate plus 2%. At December 31, 2005, no advances had been made and the agreement expired.

As part of the agreement, Lighthouse Capital Partners IV and V, L.P. each received seven-year warrants to purchase 7,685 shares along with an additional number of shares equal to 1.5% of the aggregate advances, divided by the purchase price of $3.258772. As March 31, 2012 and December 31, 2011 there is no value assigned to these warrants. These warrants expired in September 2011.

NOTE 4 - Commitments and Contingencies

Operating Lease

The Company leases office space under an operating lease that expires in July 2013. Under the terms of the lease, the Company is required to pay base rent plus a pro rata share of operating costs each month. The monthly base rent increases over the term of the lease, with monthly payments ranging from $3,305 to $6,618.

Total rent expense under this agreement was $17,442 and $17,253 for the three months ended March 31, 2012 and 2011, respectively.

Future minimum lease payments as of March 31, 2012 are as follows:

Remainder of 2012	$61,582
2013	46,324

Total	$107,906

Retirement Plan

The Company maintains a 401(k) retirement plan for its employees. Under the plan, eligible employees can contribute a percentage of their compensation. The Company may also make discretionary contributions. The Company did not make any contributions in 2012 or 2011.

NOTE 5 - Stockholders’ Equity

Stock Options

The Company’s 2003 Stock Option Plan (the Plan), as amended, provides for the issuance of up to 2,450,389 shares of common stock to officers, directors and employees and consultants of the Company. Shares may be granted at prices as determined by the Board of Directors. Stock options, stock appreciation rights, restricted stock and other stock and cash awards may be granted under the Plan. In general, options vest over a period of approximately four years and expire eight to ten years from the date of grant.

Upon execution of the Series A-1 Preferred Stock financing during 2010, the number of shares available for grant under the Plan was increased to 3,068,951. The Company issues new shares upon the exercise of options.

HEMOSPHERE, INC.

NOTES TO SUMMARY FINANCIAL STATEMENTS

For the quarterly period ended March 31, 2012

The Company calculates expected volatility for stock options and awards using the average volatility of our peer competitors. The Company uses historical Company and industry data along with implied data to estimate the expected option life and the expected dividend yield. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury rate at the time of grant. Based upon the lack of history, the Company estimates a forfeiture rate upon the granting of options which it considers to be a reasonable indicator of future performance in the opinion of management.

Series A-1 and Series A-2 Convertible Preferred Stock and Series Z Non-Convertible Preferred Stock

On March 11, 2010 and March 19, 2010, the Company sold an aggregate of 11,684,134 shares of Series A-1 Convertible Preferred Stock, $.01 par value per share, at a price of $.80 per share, for a total gross purchase price of $9,347,307. Immediately prior to the first closing of the Series A-1 financing, the Company completed a merger in which all prior shares of Series A, B and D Convertible Preferred Stock were converted either into shares of Series A-2 Convertible Preferred Stock, $.01 par value per share and Series Z Non-Convertible Preferred Stock, $.01 par value per share, or into shares of Common Stock, depending on whether the holder of such shares purchased their pro rata allocation of Series A-1 Preferred Stock in the Series A-1 financing. Following completion of the merger and the Series A-1 financing, the Company’s outstanding capital stock consisted of 11,684,134 shares of Series A-1 Convertible Preferred Stock, 5,178,236 shares of Series A-2 Convertible Preferred Stock, 3,242,134 shares of Series Z Non-Convertible Preferred Stock and 553,868 shares of Common Stock. Liquidation preferences on preferred shares outstanding as of December 31, 2010 and 2009 have been revised as a result of the sale of the Series A-1 Convertible Preferred Stock.

The Series A-1 and Series A-2 Convertible Preferred Stockholders are entitled to $0.064 per share annual dividends. In connection with the Series A-1 Convertible Preferred Stock financing, all dividends previously accrued were forfeited.

Series A-1 and Series A-2 Convertible Preferred Stockholders can vote on all matters submitted to the stockholders and have the number of votes equal to the number of common shares into which their Series A-1 and Series A-2 Convertible Preferred Stock can be converted. The current conversion rate for both Series A-1 and Series A-2 Convertible Preferred Stock is one share of Common Stock for every share of Convertible Preferred Stock outstanding. The Series Z Non-Convertible Preferred Stock does not carry voting rights.

Upon completion of the closing, all stockholders who participated in the Series A-1 Convertible Preferred Stock offering had their shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock and Common Stock converted into Series A-2 shares at a conversion rate of $0.6080312 per share. The remaining shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series D Convertible Preferred Stock and Common Stock related to stockholders who did not participate in the Series A-1 Convertible Preferred Stock offering were converted to Common Stock at a conversion rate of $0.1550511 per share. In addition, all Series C-1 Convertible Preferred Stock was converted to Common Stock at a conversion rate of $0.1550511 per share.

Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock were originally entitled to 6% annual dividends. In connection with the Series D Convertible Preferred Stock financing in 2007 and 2008, all dividends previously accrued were forfeited and no dividends accrue on any class or series of capital stock.

Series A Convertible Preferred Stockholders could vote on all matters submitted to the stockholders and had the number of votes equal to the number of common shares into which their Series A Convertible Preferred Stock could be converted. The conversion rate was one share of Common Stock for every share of Series A Convertible Preferred Stock.

HEMOSPHERE, INC.

NOTES TO SUMMARY FINANCIAL STATEMENTS

For the quarterly period ended March 31, 2012

The holders of Series A Convertible Preferred Stock were entitled to certain liquidation preferences. As discussed above, these shares converted to either Series A-2 Convertible Preferred Stock or Common Stock upon the closing of the Series A-1 Convertible Preferred Stock offering in March 2010.

Series B Convertible Preferred Stock

The Series B Convertible Preferred Stock were originally entitled to 6% annual dividends. In connection with the Series D Convertible Preferred Stock financing in 2007 and 2008, all dividends previously accrued were forfeited and no dividends accrue on any class or series of capital stock.

Series B Convertible Preferred Stockholders could vote on all matters submitted to the stockholders and had the number of votes equal to the number of common shares into which their Series B Convertible Preferred Stock could be converted. The conversion rate was 1.5493 shares of Common Stock for every share of Series B Convertible Preferred Stock.

The holders of Series B Convertible Preferred Stock were entitled to certain liquidation preferences. As discussed above, these shares converted to either Series A-2 Convertible Preferred Stock or Common Stock upon the closing of the Series A-1 Convertible Preferred Stock offering in March 2010.

Series C-1 Convertible Preferred Stock

On May 12, 2006, the Company entered into a Securities Purchase Agreement with Boston Scientific Corporation (BSC) whereby BSC purchased 712,589 shares of $.01 par value Series C-1 Preferred Stock for an aggregate purchase price of $6,000,000, a portion of which was paid to the Company under the Convertible Secured Promissory Note dated February 8, 2006. The Company received net proceeds of $5,641,234.

Series C-1 Convertible Preferred Stockholders could vote on all matters submitted to the stockholders and had the number of votes equal to the number of common shares into which their Series C-1 Convertible Preferred Stock could be converted. The conversion rate was 2.1364 shares of Common Stock for every share of Series C-1 Convertible Preferred Stock.

As discussed above, these shares converted to Common Stock upon the closing of the Series A-1 Convertible Preferred Stock offering in March 2010.

Series D Convertible Preferred Stock

On November 28, 2007, the Company entered into a Securities Purchase Agreement with certain investors whereby investors purchased 2,030,573 shares of $.01 Series D Convertible Preferred Stock for an aggregate purchase price of $2,966,667. The Company received net proceeds of $2,750,548.

On February 25, 2008, the Company completed the second closing of the Series D Convertible Preferred Stock Securities Purchase Agreement. The second closing occurred immediately following the Company having obtained 510(k) approval on the HeRO device from the FDA. Investors purchased 6,091,718 shares at $0.01 of Series D Convertible Preferred Stock for an aggregate purchase price of $8,900,000. The Company received net proceeds of $8,894,234.

Series D Convertible Preferred Stockholders could vote on all matters submitted to the stockholders and had the number of votes equal to the number of common shares into which their Series D Convertible Preferred Stock could be converted. The conversion rate was one share of Common Stock for every share of Series D Convertible Preferred Stock.

The holders of Series D Convertible Preferred Stock were entitled to certain liquidation preferences. As discussed above, these shares converted to either Series A-2 Convertible Preferred Stock or Common Stock upon the closing of the Series A-1 Convertible Preferred Stock offering in March 2010.

HEMOSPHERE, INC.

NOTES TO SUMMARY FINANCIAL STATEMENTS

For the quarterly period ended March 31, 2012

Liquidation Preferences

Upon completion of the Series A-1 Convertible Preferred Stock financing, in the event of any liquidation, dissolution or winding up on the Company whether voluntary or involuntary, the Series A-1 Convertible Preferred Stockholders shall be entitled to receive, in preference to the holders of the Common Stock, an amount equal to $0.80 per share plus all declared but unpaid dividends on the Series A-1 Convertible Preferred Stock.

The holders of Series A-2 Convertible Preferred Stock will receive, on a pari passu basis with the Series A-1 Stockholders, an aggregate liquidation preference equal to $7,000,000 plus all declared but unpaid dividends on the Series A-2 Convertible Preferred Stock; provided, however, that if the assets and funds available for distribution to the holders of Common Stock are less than $50,000, the Series A-2 liquidation preference will be reduced by the Common Liquidation Preference. The Common Liquidation Preference shall be the positive difference, if any, between $50,000 less the assets and funds available for distribution to the holders of the Common Stock that is remaining after all liquidation preferences are paid.

In the event of any liquidation, dissolution or winding up on the company whether voluntary or involuntary, the Series Z Non-Convertible Preferred Stockholders are entitled to receive an aggregate liquidation preference equal to 20% of the amount by which the assets and funds available for distribution by the Company to its stockholders exceed $34,000,000, to a maximum liquidation preference of $3,242,134. No dividends or additional liquidation amounts accrue to the Series Z Non-Convertible Preferred Stockholders.